Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 3, 2022	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2022 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2022.

FISCAL 2022 FOURTH QUARTER SUMMARY
•GAAP net income of $158.1 million, or $1.71 per share, compared to GAAP net income of $87.0 million, or $0.95 per share, in the prior year, an increase of 80% per share.
•Adjusted operating results of $109.3 million, or $1.19 per share, an increase of 25%, compared to $0.95 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $271.9 million, an increase of 26%, compared to $215.9 million in the prior year (see non-GAAP reconciliation on page 26).

FISCAL 2022 HIGHLIGHTS
•GAAP net income of $566.0 million, or $6.15 per share, an increase of 55% per share from the prior year.
•Adjusted operating results of $541.6 million, or $5.88 per share, an increase of 37% per share from the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $1.2 billion, an increase of 23% from the prior year (see non-GAAP reconciliation on page 26).
•E&P segment net production increased by 8% from the prior year, which includes the impact of the divestiture of our California operations.
•Gathering segment revenues increased by 11% from the prior year.
•Pipeline & Storage segment revenues increased by 10% from the prior year, primarily driven by the completion of the Company's FM100 project.
•Utility segment invested $82.6 million in system modernization and reliability, replacing over 150 miles of older vintage mains and services, and bringing 5-year total to over $377 million.
•Increased shareholder dividend for the 52nd consecutive year to an annual rate of $1.90 per share, an increase of 4.4%, continuing our long history of consecutive dividend increases and our 120th year of uninterrupted dividend payments.
•Achieved an "A" certification grade under the MiQ Standard for Methane Emissions Performance, the highest available certification level, for 100% of the Company's natural gas production.
•Continued to enhance sustainability disclosures with the publication of the inaugural Climate Report and the third annual Corporate Responsibility Report.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “The fourth quarter was a terrific ending to a very strong fiscal year for National Fuel. Adjusted operating results for the quarter were up more than 25% compared to last year as a result of higher production at Seneca and the tailwind of improved natural gas prices.

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“As we enter fiscal 2023, the outlook for National Fuel is excellent. Continued production growth at Seneca, combined with a strong outlook for natural gas prices, should translate to significant free cash flow, which will be used to deleverage the balance sheet, pursue future growth opportunities, and return capital to shareholders.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$158,143	$86,962	$566,021	$363,647
Items impacting comparability:
Items impacting comparability from West Coast asset sale (E&P) (1)	—	—	41,589	—
Tax impact of items impacting comparability from West Coast asset sale (1)	—	—	(10,533)	—
Unrealized (gain) loss on derivative asset (E&P)	4,395	—	4,395	—
Tax impact of unrealized (gain) loss on derivative asset	(1,203)	—	(1,203)	—
Reversal of deferred tax valuation allowance	(24,850)	—	(24,850)	—
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(28,406)	—	(28,406)	—
Reduction of other post-retirement regulatory liability (Utility)	—	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	—	—	3,892	—
Unrealized (gain) loss on other investments (Corporate / All Other)	1,532	395	11,625	(181)
Tax impact of unrealized (gain) loss on other investments	(322)	(83)	(2,441)	38
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate / All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	—	—	15,715
Tax impact of premium paid on early redemption of debt	—	—	—	(4,321)
Adjusted Operating Results	$109,289	$87,274	$541,556	$393,073

Reported GAAP Earnings Per Share	$1.71	$0.95	$6.15	$3.97
Items impacting comparability:
Items impacting comparability from West Coast asset sale, net of tax (E&P) (1)	—	—	0.34	—
Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.03	—	0.03	—
Reversal of deferred tax valuation allowance	(0.27)	—	(0.27)	—
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(0.31)	—	(0.31)	—
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	(0.16)	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	—	0.10	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	—	—	0.12
Rounding	0.02	—	—	—
Adjusted Operating Results Per Share	$1.19	$0.95	$5.88	$4.29

(1) Refer to non-GAAP reconciliation on page 25 for a separate breakout of items impacting comparability from the West Coast asset sale.

FISCAL 2023 GUIDANCE UPDATE

National Fuel is revising its fiscal 2023 earnings guidance to reflect updated forecast assumptions and projections, including the impact of revised natural gas price expectations since the Company’s preliminary guidance was announced in August 2022. The Company is now projecting that earnings will be within the range of $6.40 to $6.90 per share, an increase of 13% from the Company’s 2022 adjusted operating results at the midpoint of the updated guidance range.
The Company is now assuming that NYMEX natural gas prices will average $6.00 per MMBtu for the first six months of fiscal 2023 (October-March) and $4.75 per MMBtu for the second half of fiscal 2023 (April-September). For guidance
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purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

Consistent with preliminary guidance, the Exploration and Production segment’s fiscal 2023 net production guidance range of 370 to 390 Bcfe remains unchanged. Seneca currently has firm sales contracts in place for approximately 88% of its projected fiscal 2023 Appalachian production, limiting its exposure to in-basin markets. Approximately 67% of Seneca’s expected Appalachian production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or were entered into at a fixed price.

The Company’s consolidated and individual segment capital expenditures guidance also remain unchanged from the preliminary guidance. Other guidance assumptions remain largely unchanged from the previous guidance. The details are outlined in the table on page 8.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2022 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the fiscal year ended September 30, 2022 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$116,077	$55,703	$60,374
Unrealized (gain) loss on derivative asset, net of tax	3,192	—	3,192
Reversal of deferred tax valuation allowance	(28,589)	—	(28,589)
Remeasurement of deferred income tax from Pennsylvania state income tax rate reduction	(16,152)	—	(16,152)
Adjusted Operating Results	$74,528	$55,703	$18,825

Adjusted EBITDA	$166,238	$120,588	$45,650

Seneca’s fourth quarter GAAP earnings, which increased $60.4 million versus the prior year, include the impact of several items noted in the table above. In particular, Seneca reversed a valuation allowance of $28.6 million on deferred tax assets related to certain state net operating loss and credit carryforwards as these deferred tax assets are now expected to be realized in the future. Seneca also recorded an income tax benefit of $16.2 million from the remeasurement of deferred state income taxes related to a prospective series of reductions in the Pennsylvania state corporate income tax rate that was signed into law in July 2022. In addition, during the fourth quarter, Seneca recognized an unrealized loss of $4.4 million ($3.2 million after-tax) due to a reduction in the implied fair value of an asset related to contingent consideration in connection with the June 2022 sale of Seneca's California assets.

Excluding these items noted above, Seneca’s earnings increased $18.8 million primarily due to higher realized natural gas prices and higher natural gas production, which were partially offset by the loss of earnings from Seneca's California assets that were sold in June, as well as higher Appalachian operating expenses, higher interest expense and a higher effective income tax rate.

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Seneca produced 87.9 Bcfe during the fourth quarter, an increase of 8.3 Bcfe, or 10%, from the prior year. This is a result of an 11.6 Bcf increase in natural gas production primarily due to growth from Seneca's development program in Appalachia. Seneca's crude oil production decreased 545 MBbls versus the prior year due to Seneca's aforementioned sale of its California assets in June 2022.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.84 per Mcf, an increase of $0.47 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania.

Lease operating and transportation ("LOE") expense was $0.71 per Mcfe, a decrease of $0.14 per Mcfe from the prior year. General and administrative expense was $0.18 per Mcfe, a decrease of $0.03 per Mcfe from the prior year. Depreciation, depletion and amortization ("DD&A") expense was $0.60 per Mcfe, an increase of $0.03 per Mcfe from the prior year.

On an absolute basis, LOE expense decreased $5.3 million primarily due to the impact of the third quarter sale of Seneca's California assets, partly offset by increases in LOE expense from higher transportation and gathering costs in Appalachia as a result of increased production, as well as higher workover and rental expenses in Appalachia. LOE expense includes $52.1 million in intercompany expense for gathering and compression services used to connect Seneca's Appalachian production to sales points along interstate pipelines. The decrease in Seneca's other operating expenses of $3.1 million was also primarily due to the impact of the third quarter sale of Seneca's California assets. DD&A expense increased $7.8 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca's full cost pool.

Interest expense increased $2.5 million due primarily to a higher weighted average interest rate on intercompany short-term borrowings. Excluding the impact of the elimination of the valuation allowance and remeasurement of deferred income taxes from the reduction in the state income tax rate in Pennsylvania, both of which are discussed above, Seneca's effective income tax rate increased. This increase was primarily driven by a reduction to the valuation allowance recorded in the fiscal 2021 fourth quarter.

Proved Reserves Year-End Update

Seneca’s total proved reserves at September 30, 2022 were 4,172 Bcfe, an increase of 319 Bcfe, or 8%, from September 30, 2021. Seneca sold 154 Bcfe of proved reserves (81% of which were oil reserves) with the sale of its California assets, which represented substantially all of Seneca's oil reserves. As a result of the sale, the proved reserves base is now comprised of approximately 100% natural gas. Seneca also sold another 21 Bcfe of proved reserves during fiscal 2022 related to the sale of certain gas assets in Tioga County, Pennsylvania. Seneca’s proved developed reserves at the end of fiscal 2022 were 3,314 Bcfe, representing 79% of total proved reserves, compared to 84% a year ago. In fiscal 2022, Seneca recorded 839 Bcfe of proved reserve extensions and discoveries, and 8 Bcfe of net positive revisions due primarily to certain price-related revisions, improvements in well performance and changes in development plans. Adjusting for sales, Seneca replaced 240% of its fiscal 2022 production.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$25,320	$21,482	$3,838

Adjusted EBITDA	$59,819	$49,131	$10,688

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The Pipeline and Storage segment’s fourth quarter GAAP earnings increased $3.8 million versus the prior year primarily due to an increase in operating revenues, partially offset by higher operation and maintenance ("O&M") expense, higher DD&A expense and a higher effective income tax rate. The increase in operating revenues of $12.7 million was primarily attributable to higher transportation revenues from Supply Corporation's FM100 Project, which was placed in service in December 2021. O&M expense increased $2.1 million primarily due to an increase in personnel costs and compressor station maintenance costs. The increase in DD&A expense of $1.7 million was primarily attributable to incremental depreciation expense from the FM100 Project. The increase in the Pipeline and Storage segment's effective income tax rate was primarily driven by a reduction in benefits associated with the tax sharing agreement with affiliated companies combined with higher state income taxes due to higher pre-tax earnings.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$31,224	$18,597	$12,627
Reversal of deferred tax valuation allowance	3,739	—	3,739
Remeasurement of deferred income tax from Pennsylvania state income tax rate reduction	(11,856)	—	(11,856)
Adjusted Operating Results	$23,107	$18,597	$4,510

Adjusted EBITDA	$43,335	$37,858	$5,477

The Gathering segment’s fourth quarter GAAP earnings increased $12.6 million versus the prior year. Earnings were positively impacted by an $11.9 million income tax benefit recorded due to the remeasurement of deferred income taxes related to the aforementioned reduction in the Pennsylvania corporate income tax rate. Earnings were also impacted by the Gathering segment's recognition of a $3.7 million increase in income tax expense that was recorded as an offset to the reversal of a valuation allowance described above in the Exploration and Production segment due to the Gathering and Exploration and Production segments' subsidiaries filing a combined state tax return. Excluding these items, the Gathering segment's earnings increased $4.5 million. The increase was primarily driven by higher operating revenues, which were partially offset by higher O&M expense. Operating revenues increased $6.7 million, or 14%, primarily driven by a 14.0 Bcf increase in gathered volumes due to an increase in natural gas production from both Seneca and non-affiliated parties. The increase in O&M expense of $1.3 million was primarily due to higher costs for materials and higher compression leasing expenses, which are both primarily attributable to higher throughput, as well as an increase in personnel costs.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$(10,852)	$(5,587)	$(5,265)

Adjusted EBITDA	$6,270	$11,093	$(4,823)

The Utility segment’s fourth quarter net loss was $5.3 million higher than the net loss in the prior-year fourth quarter primarily due to higher O&M and interest expense, partially offset by higher customer margin (operating revenues less purchased gas sold) and a decrease in non-service post-retirement benefit costs recorded in other income (deductions). The increase in O&M expense of $6.5 million was primarily attributable to higher personnel costs and higher pipeline integrity expenses. Interest expense increased $1.7 million due primarily to a higher weighted average interest rate on intercompany short-term borrowings. The increase in customer margin was due primarily to the positive impact of adjustments related to
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certain regulatory rate and cost recovery mechanisms subject to annual reconciliation, partially offset by a reduction in base rates in Pennsylvania as a result of a rate proceeding that concluded in the second quarter whereby the Utility agreed to lower the amount of other post-employment benefit (“OPEB”) expense it recovers in rates. With the elimination of OPEB expenses in rates, there was also a decrease in non-service post-retirement benefit costs recorded in other income (deductions).

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $3.6 million in the current year fourth quarter, which was $0.4 million higher than the combined net loss of $3.2 million in the prior-year fourth quarter. The increase in net loss was primarily driven by a higher amount of unrealized losses on investment securities recognized in the current quarter as compared to the prior-year fourth quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 4, 2022, at 11 a.m. Eastern Time to discuss this announcement. To pre-register for this call (recommended), please visit https://www.netroadshow.com/events/login?show=d40ff074&confId=42546. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-844–200–6205 and provide Access Code 879958. The teleconference will be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. An audio replay of the teleconference call will be available until Friday November 11, 2022. To access the telephone replay, dial U.S. toll free 866-813-9403 and provide Access Code 533110.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions,
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shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2023. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the fiscal year ending September 30, 2023, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Preliminary FY 2023 Guidance	Updated FY 2023 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$7.25 to $7.75	$6.40 to $6.90
Consolidated Effective Tax Rate	~ 25.5 - 26%	~ 25.5 - 26%

Capital Expenditures (Millions)
Exploration and Production	$525 - $575	$525 - $575
Pipeline and Storage	$110 - $130	$110 - $130
Gathering	$85 - $105	$85 - $105
Utility	$110 - $130	$110 - $130
Consolidated Capital Expenditures	$830 - $940	$830 - $940

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price (Oct - Mar | Apr - Sep)	$7.50 /MMBtu l $5.00 /MMBtu	$6.00 /MMBtu l $4.75 /MMBtu
Appalachian basin spot price (Oct - Mar | Apr - Sep)	$6.50 /MMBtu l $3.90 /MMBtu	$4.95 /MMBtu l $3.55 /MMBtu

Production (Bcfe)	370 to 390	370 to 390

E&P Operating Costs ($/Mcfe)
LOE	$0.67 - $0.69	$0.67 - $0.69
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.60 - $0.64	$0.60 - $0.64

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$235 - $250	$230 - $245
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2021 GAAP earnings	$55,703	$21,482	$18,597	$(5,587)	$(3,233)	$86,962
Items impacting comparability:
Unrealized (gain) loss on other investments					395	395
Tax impact of unrealized (gain) loss on other investments					(83)	(83)
Fourth quarter 2021 adjusted operating results	55,703	21,482	18,597	(5,587)	(2,921)	87,274
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	21,670					21,670
Higher (lower) crude oil production	(25,805)					(25,805)
Higher (lower) realized natural gas prices, after hedging	32,485					32,485
Midstream Revenues
Higher (lower) operating revenues		10,052	5,330			15,382
Downstream Margins***
Impact of usage and weather				507		507
Impact of new rates				(465)		(465)
Regulatory revenue adjustments				1,108		1,108
Operating Expenses
Lower (higher) lease operating and transportation expenses	4,201					4,201
Lower (higher) operating expenses	2,410	(1,694)	(1,003)	(4,960)	(762)	(6,009)
Lower (higher) property, franchise and other taxes	653					653
Lower (higher) depreciation / depletion	(6,180)	(1,309)				(7,489)
Other Income (Expense)
(Higher) lower other deductions	1,093			939	(1,386)	646
(Higher) lower interest expense	(2,000)	(1,032)		(1,314)	1,934	(2,412)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(10,151)	(1,844)	441	(669)	374	(11,849)
All other / rounding	449	(335)	(258)	(411)	(53)	(608)
Fourth quarter 2022 adjusted operating results	74,528	25,320	23,107	(10,852)	(2,814)	109,289
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(4,395)					(4,395)
Tax impact of unrealized gain (loss) on derivative asset	1,203					1,203
Reversal of deferred tax valuation allowance	28,589		(3,739)			24,850
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	16,152		11,856		398	28,406
Unrealized gain (loss) on other investments					(1,532)	(1,532)
Tax impact of unrealized gain (loss) on other investments					322	322
Fourth quarter 2022 GAAP earnings	$116,077	$25,320	$31,224	$(10,852)	$(3,626)	$158,143

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2021 GAAP earnings per share	$0.61	$0.23	$0.20	$(0.06)	$(0.03)	$0.95
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax					—	—
Fourth quarter 2021 adjusted operating results per share	0.61	0.23	0.20	(0.06)	(0.03)	0.95
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.24					0.24
Higher (lower) crude oil production	(0.28)					(0.28)
Higher (lower) realized natural gas prices, after hedging	0.35					0.35
Midstream Revenues
Higher (lower) operating revenues		0.11	0.06			0.17
Downstream Margins***
Impact of usage and weather				0.01		0.01
Impact of new rates				(0.01)		(0.01)
Regulatory revenue adjustments				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.05					0.05
Lower (higher) operating expenses	0.03	(0.02)	(0.01)	(0.05)	(0.01)	(0.06)
Lower (higher) property, franchise and other taxes	0.01					0.01
Lower (higher) depreciation / depletion	(0.07)	(0.01)				(0.08)
Other Income (Expense)
(Higher) lower other deductions	0.01			0.01	(0.02)	—
(Higher) lower interest expense	(0.02)	(0.01)		(0.01)	0.02	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.11)	(0.02)	—	(0.01)	—	(0.14)
All other / rounding	(0.01)	(0.01)	—	(0.01)	0.02	(0.01)
Fourth quarter 2022 adjusted operating results per share	0.81	0.27	0.25	(0.12)	(0.02)	1.19
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.03)					(0.03)
Reversal of deferred tax valuation allowance	0.31		(0.04)			0.27
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	0.18		0.13		—	0.31
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
Rounding	(0.01)				(0.01)	(0.02)
Fourth quarter 2022 GAAP earnings per share	$1.26	$0.27	$0.34	$(0.12)	$(0.04)	$1.71

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2021 GAAP earnings	$101,916	$92,542	$80,274	$54,335	$34,580	$363,647
Items impacting comparability:
Impairment of oil and gas properties	76,152					76,152
Tax impact of impairment of oil and gas properties	(20,980)					(20,980)
Gain on sale of timber properties					(51,066)	(51,066)
Tax impact of gain on sale of timber properties					14,069	14,069
Premium paid on early redemption of debt	14,772		943			15,715
Tax impact of premium paid on early redemption of debt	(4,062)		(259)			(4,321)
Unrealized (gain) loss on other investments					(181)	(181)
Tax impact of unrealized (gain) loss on other investments					38	38
Fiscal 2021 adjusted operating results	167,798	92,542	80,958	54,335	(2,560)	393,073
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	51,264					51,264
Higher (lower) crude oil production	(28,169)					(28,169)
Higher (lower) realized natural gas prices, after hedging	126,330					126,330
Higher (lower) realized crude oil prices, after hedging	18,071					18,071
Higher (lower) other operating revenues	5,037					5,037
Midstream Revenues
Higher (lower) operating revenues		25,738	17,047			42,785
Downstream Margins***
Impact of usage and weather				2,887		2,887
Impact of new rates				(5,596)		(5,596)
System modernization tracker revenues				3,585		3,585
Higher (lower) energy marketing margins					1,287	1,287
Operating Expenses
Lower (higher) lease operating and transportation expenses	(13,112)					(13,112)
Lower (higher) operating expenses	(5,432)	(7,571)	(3,181)	(9,502)	995	(24,691)
Lower (higher) property, franchise and other taxes	(2,484)	(800)				(3,284)
Lower (higher) depreciation / depletion	(20,268)	(4,163)	(1,302)			(25,733)
Other Income (Expense)
(Higher) lower other deductions	1,676			9,767	(3,262)	8,181
(Higher) lower interest expense	1,176	(1,198)		(1,992)	2,030	16
Income Taxes
Lower (higher) income tax expense / effective tax rate	(6,318)	(2,279)	(578)	574	(2,569)	(11,170)
All other / rounding	2	288	50	249	206	795
Fiscal 2022 adjusted operating results	295,571	102,557	92,994	54,307	(3,873)	541,556
Items impacting comparability:
Reduction of other post-retirement regulatory liability				18,533		18,533
Tax impact of reduction of other post-retirement regulatory liability				(3,892)		(3,892)
Gain on sale of West Coast assets	12,736					12,736
Tax impact of gain on sale of West Coast assets	(3,225)					(3,225)
Loss from discontinuance of crude oil cash flow hedges	(44,632)					(44,632)
Tax impact of loss from discontinuance of crude oil cash flow hedges	11,303					11,303
Transaction and severance costs related to West Coast asset sale	(9,693)					(9,693)
Tax impact of transaction and severance costs related to West Cost asset sale	2,455					2,455
Unrealized gain (loss) on derivative asset	(4,395)					(4,395)
Tax impact of unrealized gain (loss) on derivative asset	1,203					1,203
Reversal of deferred tax valuation allowance	28,589		(3,739)			24,850
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	16,152		11,856		398	28,406
Unrealized gain (loss) on other investments					(11,625)	(11,625)
Tax impact of unrealized gain (loss) on other investments					2,441	2,441
Fiscal 2022 GAAP earnings	$306,064	$102,557	$101,111	$68,948	$(12,659)	$566,021

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2021 GAAP earnings per share	$1.11	$1.01	$0.88	$0.59	$0.38	$3.97
Items impacting comparability:
Impairment of oil and gas properties, net of tax	0.60					0.60
Gain on sale of timber properties, net of tax					(0.40)	(0.40)
Premium paid on early redemption of debt, net of tax	0.12		—			0.12
Unrealized (gain) loss on other investments, net of tax					—	—
Fiscal 2021 adjusted operating results per share	1.83	1.01	0.88	0.59	(0.02)	4.29
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.56					0.56
Higher (lower) crude oil production	(0.31)					(0.31)
Higher (lower) realized natural gas prices, after hedging	1.37					1.37
Higher (lower) realized crude oil prices, after hedging	0.20					0.20
Higher (lower) other operating revenues	0.05					0.05
Midstream Revenues
Higher (lower) operating revenues		0.28	0.19			0.47
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates				(0.06)		(0.06)
System modernization tracker revenues				0.04		0.04
Higher (lower) energy marketing margins					0.01	0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.14)					(0.14)
Lower (higher) operating expenses	(0.06)	(0.08)	(0.03)	(0.10)	0.01	(0.26)
Lower (higher) property, franchise and other taxes	(0.03)	(0.01)				(0.04)
Lower (higher) depreciation / depletion	(0.22)	(0.05)	(0.01)			(0.28)
Other Income (Expense)
(Higher) lower other deductions	0.02			0.11	(0.04)	0.09
(Higher) lower interest expense	0.01	(0.01)		(0.02)	0.02	—
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.07)	(0.02)	(0.01)	0.01	(0.03)	(0.12)
All other / rounding	—	(0.01)	(0.01)	(0.01)	0.01	(0.02)
Fiscal 2022 adjusted operating results per share	3.21	1.11	1.01	0.59	(0.04)	5.88
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				0.16		0.16
Gain on sale of West Coast assets, net of tax	0.10					0.10
Loss from discontinuance of crude oil cash flow hedges, net of tax	(0.36)					(0.36)
Transaction and severance costs related to West Coast asset sale, net of tax	(0.08)					(0.08)
Unrealized gain (loss) on derivative asset, net of tax	(0.03)					(0.03)
Reversal of deferred tax valuation allowance	0.31		(0.04)			0.27
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	0.18		0.13		—	0.31
Unrealized gain (loss) on other investments, net of tax					(0.10)	(0.10)
Rounding	(0.01)				0.01	—
Fiscal 2022 GAAP earnings per share	$3.32	$1.11	$1.10	$0.75	$(0.13)	$6.15

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2022	2021	2022	2021
Operating Revenues:
Utility and Energy Marketing Revenues	$112,252	$80,302	$897,916	$667,549
Exploration and Production and Other Revenues	252,035	215,664	1,010,629	837,597
Pipeline and Storage and Gathering Revenues	70,859	60,022	277,501	237,513
	435,146	355,988	2,186,046	1,742,659
Operating Expenses:
Purchased Gas	22,925	(5,190)	392,093	171,827
Operation and Maintenance:
Utility and Energy Marketing	46,535	40,026	193,058	179,547
Exploration and Production and Other	31,554	46,007	191,572	173,041
Pipeline and Storage and Gathering	39,138	35,747	136,571	123,218
Property, Franchise and Other Taxes	23,089	23,454	101,182	94,713
Depreciation, Depletion and Amortization	94,109	83,671	369,790	335,303
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
	257,350	223,715	1,384,266	1,153,801
Gain on Sale of Assets	—	—	12,736	51,066
Operating Income	177,796	132,273	814,516	639,924

Other Expense:
Other Income (Deductions)	(4,800)	(160)	(1,509)	(15,238)
Interest Expense on Long-Term Debt	(30,207)	(30,161)	(120,507)	(141,457)
Other Interest Expense	(3,289)	(270)	(9,850)	(4,900)

Income Before Income Taxes	139,500	101,682	682,650	478,329

Income Tax Expense (Benefit)	(18,643)	14,720	116,629	114,682

Net Income Available for Common Stock	$158,143	$86,962	$566,021	$363,647

Earnings Per Common Share
Basic	$1.73	$0.95	$6.19	$3.99
Diluted	$1.71	$0.95	$6.15	$3.97

Weighted Average Common Shares:
Used in Basic Calculation	91,476,535	91,181,292	91,410,625	91,130,941
Used in Diluted Calculation	92,218,581	91,851,443	92,107,066	91,684,583

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2022	2021
ASSETS
Property, Plant and Equipment	$12,551,909	$13,103,639
Less - Accumulated Depreciation, Depletion and Amortization	5,985,432	6,719,356
Net Property, Plant and Equipment	6,566,477	6,384,283
Current Assets:
Cash and Temporary Cash Investments	46,048	31,528
Hedging Collateral Deposits	91,670	88,610
Receivables - Net	361,626	205,294
Unbilled Revenue	30,075	17,000
Gas Stored Underground	32,364	33,669
Materials, Supplies and Emission Allowances	40,637	53,560
Unrecovered Purchased Gas Costs	99,342	33,128
Other Current Assets	59,369	59,660
Total Current Assets	761,131	522,449
Other Assets:
Recoverable Future Taxes	106,247	121,992
Unamortized Debt Expense	8,884	10,589
Other Regulatory Assets	67,101	60,145
Deferred Charges	77,472	59,939
Other Investments	95,025	149,632
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	196,597	149,151
Fair Value of Derivative Financial Instruments	9,175	—
Other	2,677	1,169
Total Other Assets	568,654	558,093
Total Assets	$7,896,262	$7,464,825
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,478,064 Shares and 91,181,549 Shares, Respectively	$91,478	$91,182
Paid in Capital	1,027,066	1,017,446
Earnings Reinvested in the Business	1,587,085	1,191,175
Accumulated Other Comprehensive Loss	(625,733)	(513,597)
Total Comprehensive Shareholders' Equity	2,079,896	1,786,206
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,083,409	2,628,687
Total Capitalization	4,163,305	4,414,893
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	60,000	158,500
Current Portion of Long-Term Debt	549,000	—
Accounts Payable	178,945	171,655
Amounts Payable to Customers	419	21
Dividends Payable	43,452	41,487
Interest Payable on Long-Term Debt	17,376	17,376
Customer Advances	26,108	17,223
Customer Security Deposits	24,283	19,292
Other Accruals and Current Liabilities	257,327	194,169
Fair Value of Derivative Financial Instruments	785,659	616,410
Total Current and Accrued Liabilities	1,942,569	1,236,133
Other Liabilities:
Deferred Income Taxes	698,229	660,420
Taxes Refundable to Customers	362,098	354,089
Cost of Removal Regulatory Liability	259,947	245,636
Other Regulatory Liabilities	188,803	200,643
Pension and Other Post-Retirement Liabilities	3,065	7,526
Asset Retirement Obligations	161,545	209,639
Other Liabilities	116,701	135,846
Total Other Liabilities	1,790,388	1,813,799
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,896,262	$7,464,825

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2022	2021

Operating Activities:
Net Income Available for Common Stock	$566,021	$363,647
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Assets	(12,736)	(51,066)
Impairment of Oil and Gas Producing Properties	—	76,152
Depreciation, Depletion and Amortization	369,790	335,303
Deferred Income Taxes	104,415	105,993
Premium Paid on Early Redemption of Debt	—	15,715
Stock-Based Compensation	19,506	17,065
Reduction of Other Post-Retirement Regulatory Liability	(18,533)	—
Other	31,983	10,896
Change in:
Receivables and Unbilled Revenue	(168,769)	(61,413)
Gas Stored Underground and Materials, Supplies and Emission Allowances	3,109	(2,014)
Unrecovered Purchased Gas Costs	(66,214)	(33,128)
Other Current Assets	291	(11,972)
Accounts Payable	11,907	31,352
Amounts Payable to Customers	398	(10,767)
Customer Advances	8,885	1,904
Customer Security Deposits	4,991	2,093
Other Accruals and Current Liabilities	34,260	34,314
Other Assets	(58,924)	1,250
Other Liabilities	(17,859)	(33,771)
Net Cash Provided by Operating Activities	$812,521	$791,553

Investing Activities:
Capital Expenditures	$(811,826)	$(751,734)
Net Proceeds from Sale of Oil and Gas Producing Properties	254,439	—
Net Proceeds from Sale of Timber Properties	—	104,582
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	30,000	—
Other	8,683	13,935
Net Cash Used in Investing Activities	$(518,704)	$(633,217)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(98,500)	$128,500
Reduction of Long-Term Debt	—	(515,715)
Dividends Paid on Common Stock	(168,147)	(163,089)
Net Proceeds From Issuance of Long-Term Debt	—	495,267
Net Repurchases of Common Stock	(9,590)	(3,702)
Net Cash Used in Financing Activities	$(276,237)	$(58,739)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	17,580	99,597
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	120,138	20,541
Cash, Cash Equivalents, and Restricted Cash at September 30	$137,718	$120,138

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2022	2021	Variance	2022	2021	Variance
Total Operating Revenues	$252,035	$215,581	$36,454	$1,010,464	$836,697	$173,767
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,664	16,957	(1,293)	79,061	67,973	11,088
Lease Operating and Transportation Expense	62,701	68,019	(5,318)	283,914	267,316	16,598
All Other Operation and Maintenance Expense	1,957	3,715	(1,758)	20,140	14,659	5,481
Property, Franchise and Other Taxes	5,475	6,302	(827)	25,364	22,220	3,144
Depreciation, Depletion and Amortization	52,958	45,135	7,823	208,148	182,492	25,656
Impairment of Oil and Gas Producing Properties	—	—	—	—	76,152	(76,152)
	138,755	140,128	(1,373)	616,627	630,812	(14,185)
Gain on Sale of Assets	—	—	—	12,736	—	12,736
Operating Income	113,280	75,453	37,827	406,573	205,885	200,688

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(186)	(289)	103	(744)	(1,148)	404
Interest and Other Income	(3,080)	35	(3,115)	(2,466)	211	(2,677)
Interest Expense on Long-Term Debt	—	—	—	—	(15,119)	15,119
Interest Expense	(14,474)	(11,942)	(2,532)	(53,401)	(54,543)	1,142
Income Before Income Taxes	95,540	63,257	32,283	349,962	135,286	214,676
Income Tax Expense (Benefit)	(20,537)	7,554	(28,091)	43,898	33,370	10,528
Net Income	$116,077	$55,703	$60,374	$306,064	$101,916	$204,148
Net Income Per Share (Diluted)	$1.26	$0.61	$0.65	$3.32	$1.11	$2.21

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$68,836	$58,515	$10,321	$265,415	$234,397	$31,018
Intersegment Revenues	28,913	26,510	2,403	111,629	109,160	2,469
Total Operating Revenues	97,749	85,025	12,724	377,044	343,557	33,487
Operating Expenses:
Purchased Gas	592	764	(172)	1,890	983	907
Operation and Maintenance	28,868	26,724	2,144	100,117	90,533	9,584
Property, Franchise and Other Taxes	8,470	8,406	64	34,133	33,120	1,013
Depreciation, Depletion and Amortization	17,283	15,626	1,657	67,701	62,431	5,270
	55,213	51,520	3,693	203,841	187,067	16,774

Operating Income	42,536	33,505	9,031	173,203	156,490	16,713

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	767	125	642	3,069	501	2,568
Interest and Other Income	1,490	2,180	(690)	3,820	5,339	(1,519)
Interest Expense	(10,929)	(9,623)	(1,306)	(42,492)	(40,976)	(1,516)
Income Before Income Taxes	33,864	26,187	7,677	137,600	121,354	16,246
Income Tax Expense	8,544	4,705	3,839	35,043	28,812	6,231
Net Income	$25,320	$21,482	$3,838	$102,557	$92,542	$10,015
Net Income Per Share (Diluted)	$0.27	$0.23	$0.04	$1.11	$1.01	$0.10

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$2,023	$1,507	$516	$12,086	$3,116	$8,970
Intersegment Revenues	52,061	45,830	6,231	202,757	190,148	12,609
Total Operating Revenues	54,084	47,337	6,747	214,843	193,264	21,579
Operating Expenses:
Operation and Maintenance	10,725	9,456	1,269	38,234	34,207	4,027
Property, Franchise and Other Taxes	24	23	1	37	52	(15)
Depreciation, Depletion and Amortization	8,656	8,219	437	33,998	32,350	1,648
	19,405	17,698	1,707	72,269	66,609	5,660

Operating Income	34,679	29,639	5,040	142,574	126,655	15,919

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(56)	(68)	12	(224)	(271)	47
Interest and Other Income	117	6	111	198	259	(61)
Interest Expense on Long-Term Debt	—	—	—	—	(965)	965
Interest Expense	(4,105)	(4,093)	(12)	(16,488)	(16,528)	40
Income Before Income Taxes	30,635	25,484	5,151	126,060	109,150	16,910
Income Tax Expense (Benefit)	(589)	6,887	(7,476)	24,949	28,876	(3,927)
Net Income	$31,224	$18,597	$12,627	$101,111	$80,274	$20,837
Net Income Per Share (Diluted)	$0.34	$0.20	$0.14	$1.10	$0.88	$0.22

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$112,252	$80,302	$31,950	$897,916	$666,920	$230,996
Intersegment Revenues	60	60	—	305	331	(26)
Total Operating Revenues	112,312	80,362	31,950	898,221	667,251	230,970
Operating Expenses:
Purchased Gas	49,692	19,826	29,866	497,959	274,837	223,122
Operation and Maintenance	47,369	40,855	6,514	196,254	182,266	13,988
Property, Franchise and Other Taxes	8,981	8,588	393	41,137	38,769	2,368
Depreciation, Depletion and Amortization	15,167	14,646	521	59,760	57,457	2,303
	121,209	83,915	37,294	795,110	553,329	241,781

Operating Income (Loss)	(8,897)	(3,553)	(5,344)	103,111	113,922	(10,811)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(492)	(1,985)	1,493	5,526	(26,659)	32,185
Interest and Other Income	429	733	(304)	1,591	2,874	(1,283)
Interest Expense	(7,000)	(5,337)	(1,663)	(24,115)	(21,795)	(2,320)
Income (Loss) Before Income Taxes	(15,960)	(10,142)	(5,818)	86,113	68,342	17,771
Income Tax Expense (Benefit)	(5,108)	(4,555)	(553)	17,165	14,007	3,158
Net Income (Loss)	$(10,852)	$(5,587)	$(5,265)	$68,948	$54,335	$14,613
Net Income (Loss) Per Share (Diluted)	$(0.12)	$(0.06)	$(0.06)	$0.75	$0.59	$0.16

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$—	$—	$—	$—	$1,173	$(1,173)
Intersegment Revenues	—	26	(26)	6	49	(43)
Total Operating Revenues	—	26	(26)	6	1,222	(1,216)
Operating Expenses:
Purchased Gas	—	9	(9)	6	2,306	(2,300)
Operation and Maintenance	—	(20)	20	5	682	(677)
Property, Franchise and Other Taxes	—	—	—	—	47	(47)
Depreciation, Depletion and Amortization	—	—	—	—	394	(394)
	—	(11)	11	11	3,429	(3,418)
Gain on Sale of Assets	—	—	—	—	51,066	(51,066)
Operating Income (Loss)	—	37	(37)	(5)	48,859	(48,864)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	—	—	—	(7)	7
Interest and Other Income	1	2	(1)	3	231	(228)
Interest Expense	(4)	—	(4)	(4)	—	(4)
Income (Loss) before Income Taxes	(3)	39	(42)	(6)	49,083	(49,089)
Income Tax Expense (Benefit)	(1)	10	(11)	3	11,438	(11,435)
Net Income (Loss)	$(2)	$29	$(31)	$(9)	$37,645	$(37,654)
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$0.41	$(0.41)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$—	$83	$(83)	$165	$356	$(191)
Intersegment Revenues	1,183	1,146	37	4,430	3,864	566
Total Operating Revenues	1,183	1,229	(46)	4,595	4,220	375
Operating Expenses:
Operation and Maintenance	4,801	3,857	944	14,841	15,423	(582)
Property, Franchise and Other Taxes	139	135	4	511	505	6
Depreciation, Depletion and Amortization	45	45	—	183	179	4
	4,985	4,037	948	15,535	16,107	(572)

Operating Loss	(3,802)	(2,808)	(994)	(10,940)	(11,887)	947
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1,017)	(923)	(94)	(4,069)	(3,692)	(377)
Interest and Other Income	33,712	31,154	2,558	126,648	138,882	(12,234)
Interest Expense on Long-Term Debt	(30,207)	(30,161)	(46)	(120,507)	(125,373)	4,866
Other Interest Expense	(3,262)	(405)	(2,857)	(8,211)	(2,816)	(5,395)
Loss before Income Taxes	(4,576)	(3,143)	(1,433)	(17,079)	(4,886)	(12,193)
Income Tax Expense (Benefit)	(952)	119	(1,071)	(4,429)	(1,821)	(2,608)
Net Loss	$(3,624)	$(3,262)	$(362)	$(12,650)	$(3,065)	$(9,585)
Net Loss Per Share (Diluted)	$(0.04)	$(0.03)	$(0.01)	$(0.13)	$(0.03)	$(0.10)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2022	2021	Variance	2022	2021	Variance
Intersegment Revenues	$(82,217)	$(73,572)	$(8,645)	$(319,127)	$(303,552)	$(15,575)
Operating Expenses:
Purchased Gas	(27,359)	(25,789)	(1,570)	(107,762)	(106,299)	(1,463)
Operation and Maintenance	(54,858)	(47,783)	(7,075)	(211,365)	(197,253)	(14,112)
	(82,217)	(73,572)	(8,645)	(319,127)	(303,552)	(15,575)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(36,485)	(31,130)	(5,355)	(134,861)	(131,758)	(3,103)
Interest Expense	36,485	31,130	5,355	134,861	131,758	3,103
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2022		2021		(Decrease)	2022		2021		(Decrease)

Capital Expenditures:
Exploration and Production	$160,056	(1)	$117,646	(2)	$42,410	$565,791	(1)(2)	$381,408	(2)(3)	$184,383
Pipeline and Storage	37,563	(1)	96,760	(2)	(59,197)	95,806	(1)(2)	252,316	(2)(3)	(156,510)
Gathering	26,957	(1)	9,041	(2)	17,916	55,546	(1)(2)	34,669	(2)(3)	20,877
Utility	40,061	(1)	34,154	(2)	5,907	111,033	(1)(2)	100,845	(2)(3)	10,188
Total Reportable Segments	264,637		257,601		7,036	828,176		769,238		58,938
All Other	—		—		—	—		—		—
Corporate	549		231		318	1,212		450		762
Eliminations	—		2,341		(2,341)	—		223		(223)
Total Capital Expenditures	$265,186		$260,173		$5,013	$829,388		$769,911		$59,477

(1)Capital expenditures for the quarter and year ended September 30, 2022, include accounts payable and accrued liabilities related to capital expenditures of $83.0 million, $15.2 million, $10.7 million, and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the year ended September 30, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the year ended September 30, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2022.

(3)Capital expenditures for the year ended September 30, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the year ended September 30, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2021.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2022	2021	Normal (1)	Last Year (1)
Buffalo, NY	162	107	38	(34.0)	181.6
Erie, PA	124	94	33	(24.2)	184.8

Twelve Months Ended September 30,
Buffalo, NY	6,617	5,769	5,731	(12.8)	0.7
Erie, PA	6,147	5,368	5,221	(12.7)	2.8

(1)Percents compare actual 2022 degree days to normal degree days and actual 2022 degree days to actual 2021 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	87,858	75,871	11,987	341,700	312,300	29,400
West Coast	1	420	(419)	1,211	1,720	(509)
Total Production	87,859	76,291	11,568	342,911	314,020	28,891

Average Prices (Per Mcf)
Appalachia	$6.16	$3.14	$3.02	$5.03	$2.46	$2.57
West Coast	N/M	7.93	N/M	10.03	6.34	3.69
Weighted Average	6.16	3.16	3.00	5.05	2.49	2.56
Weighted Average after Hedging	2.84	2.37	0.47	2.71	2.25	0.46

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	1	6	16	2	14
West Coast	—	551	(551)	1,588	2,233	(645)
Total Production	7	552	(545)	1,604	2,235	(631)

Average Prices (Per Barrel)
Appalachia	$90.22	$66.34	$23.88	$97.82	$48.02	$49.80
West Coast	N/M	71.46	N/M	94.06	60.50	33.56
Weighted Average	90.93	71.45	19.48	94.10	60.49	33.61
Weighted Average after Hedging (1)	90.86	60.04	30.82	70.80	56.54	14.26

Total Production (MMcfe)	87,901	79,603	8,298	352,535	327,430	25,105

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.18	$0.21	$(0.03)	$0.20	$0.21	$(0.01)
Lease Operating and Transportation Expense per Mcfe (2)(3)	$0.71	$0.85	$(0.14)	$0.81	$0.82	$(0.01)
Depreciation, Depletion & Amortization per Mcfe (2)	$0.60	$0.57	$0.03	$0.59	$0.56	$0.03

N/M Not Meaningful (as a result of the sale of Seneca's West Coast assets in June 2022)

(1)Weighted average oil price after hedging for the twelve months ended September 30, 2022 excludes a loss on discontinuance of crude oil cash flow hedges of $44,632.

(2)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. General and Administrative Expense per Mcfe for the twelve months ended September 30, 2022 excludes transaction and severance costs related to the California asset sale.
(3)Amounts include transportation expense of $0.58 and $0.55 per Mcfe for the three months ended September 30, 2022 and September 30, 2021, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the twelve months ended September 30, 2022 and September 30, 2021, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	116,200,000	MMBTU	$2.79 / MMBTU
No Cost Collars	70,400,000	MMBTU	$3.11 / MMBTU (Floor) / $3.64 / MMBTU (Ceiling)
Fixed Price Physical Sales	73,283,422	MMBTU	$2.44 / MMBTU
Total	259,883,422	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	67,680,000	MMBTU	$2.98 / MMBTU
No Cost Collars	59,200,000	MMBTU	$3.20 / MMBTU (Floor) / $3.78 / MMBTU (Ceiling)
Fixed Price Physical Sales	66,115,483	MMBTU	$2.39 / MMBTU
Total	192,995,483	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	27,560,000	MMBTU	$3.07 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	64,600,416	MMBTU	$2.43 / MMBTU
Total	136,120,416	MMBTU
Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	2,020,000	MMBTU	$3.09 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	62,983,519	MMBTU	$2.37 / MMBTU
Total	107,723,519	MMBTU
Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	46,003,865	MMBTU	$2.39 / MMBTU
Total	49,563,865	MMBTU
Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	11,850,451	MMBTU	$2.48 / MMBTU
Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	766,673	MMBTU	$2.54 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2021	3,693,148	30,285	3,723,433
Extensions and Discoveries	837,510	—	837,510
Revisions of Previous Estimates	2,882	71	2,953
Production	(341,700)	(1,211)	(342,911)
Sales of Minerals in Place	(21,178)	(29,145)	(50,323)
September 30, 2022	4,170,662	—	4,170,662

Proved Developed Reserves:
September 30, 2021	3,061,178	30,285	3,091,463
September 30, 2022	3,312,568	—	3,312,568

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2021	11	21,526	21,537
Extensions and Discoveries	—	296	296
Revisions of Previous Estimates	255	532	787
Production	(16)	(1,588)	(1,604)
Sales of Minerals in Place	—	(20,766)	(20,766)
September 30, 2022	250	—	250

Proved Developed Reserves:
September 30, 2021	11	20,932	20,943
September 30, 2022	250	—	250

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Firm Transportation - Affiliated	16,943	14,916	2,027	111,157	107,206	3,951
Firm Transportation - Non-Affiliated	171,983	168,619	3,364	679,260	663,078	16,182
Interruptible Transportation	3,886	256	3,630	5,612	1,460	4,152
	192,812	183,791	9,021	796,029	771,744	24,285

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Gathered Volume	104,707	90,750	13,957	419,332	366,033	53,299

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Retail Sales:
Residential Sales	4,146	3,797	349	64,011	61,038	2,973
Commercial Sales	644	535	109	9,621	8,741	880
Industrial Sales	75	33	42	541	475	66
	4,865	4,365	500	74,173	70,254	3,919
Transportation	9,720	10,197	(477)	65,993	66,012	(19)
	14,585	14,562	23	140,166	136,266	3,900

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2022 and 2021:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$158,143	$86,962	$566,021	$363,647
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets (E&P)	—	—	(12,736)	—
Tax impact of gain on sale of West Coast assets	—	—	3,225	—
Loss from discontinuance of crude oil cash flow hedges (E&P)	—	—	44,632	—
Tax impact of loss from discontinuance of crude oil cash flow hedges	—	—	(11,303)	—
Transaction and severance costs (E&P)	—	—	9,693	—
Tax impact of transaction and severance costs	—	—	(2,455)	—
Total items impacting comparability related to West Coast asset sale	—	—	31,056	—

Unrealized (gain) loss on derivative asset (E&P)	4,395	—	4,395	—
Tax impact of unrealized (gain) loss on derivative asset	(1,203)	—	(1,203)	—
Reversal of deferred tax valuation allowance	(24,850)	—	(24,850)	—
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(28,406)	—	(28,406)	—
Reduction of other post-retirement regulatory liability (Utility)	—	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	—	—	3,892	—
Unrealized (gain) loss on other investments (Corporate / All Other)	1,532	395	11,625	(181)
Tax impact of unrealized (gain) loss on other investments	(322)	(83)	(2,441)	38
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate / All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	—	—	15,715
Tax impact of premium paid on early redemption of debt	—	—	—	(4,321)
Adjusted Operating Results	$109,289	$87,274	$541,556	$393,073

Reported GAAP Earnings Per Share	$1.71	$0.95	$6.15	$3.97
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets, net of tax (E&P)	—	—	(0.10)	—
Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P)	—	—	0.36	—
Transaction and severance costs, net of tax (E&P)	—	—	0.08	—
Total items impacting comparability related to West Coast asset sale	—	—	0.34	—

Unrealized (gain) loss on derivative asset, net of tax (E&P)	0.03	—	0.03	—
Reversal of deferred tax valuation allowance	(0.27)	—	(0.27)	—
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(0.31)	—	(0.31)	—
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	(0.16)	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	—	0.10	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	—	—	0.12
Rounding	0.02	—	—	—
Adjusted Operating Results Per Share	$1.19	$0.95	$5.88	$4.29

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (Continued)

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2022 and 2021:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021
Reported GAAP Earnings	$158,143	$86,962	$566,021	$363,647
Depreciation, Depletion and Amortization	94,109	83,671	369,790	335,303
Other (Income) Deductions	4,800	160	1,509	15,238
Interest Expense	33,496	30,431	130,357	146,357
Income Taxes	(18,643)	14,720	116,629	114,682
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Gain on Sale of Assets	—	—	(12,736)	(51,066)
Loss from Discontinuance of Crude Oil Cash Flow Hedges (E&P)	—	—	44,632	—
Transaction and Severance Costs related to West Coast Asset Sale (E&P)	—	—	9,693	—
Adjusted EBITDA	$271,905	$215,944	$1,225,895	$1,000,313

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$59,819	$49,131	$240,904	$218,921
Gathering Adjusted EBITDA	43,335	37,858	176,572	159,005
Total Midstream Businesses Adjusted EBITDA	103,154	86,989	417,476	377,926
Exploration and Production Adjusted EBITDA	166,238	120,588	656,310	464,529
Utility Adjusted EBITDA	6,270	11,093	162,871	171,379
Corporate and All Other Adjusted EBITDA	(3,757)	(2,726)	(10,762)	(13,521)
Total Adjusted EBITDA	$271,905	$215,944	$1,225,895	$1,000,313

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2022	2021	2022	2021
Exploration and Production Segment
Reported GAAP Earnings	$116,077	$55,703	$306,064	$101,916
Depreciation, Depletion and Amortization	52,958	45,135	208,148	182,492
Other (Income) Deductions	3,266	254	3,210	937
Interest Expense	14,474	11,942	53,401	69,662
Income Taxes	(20,537)	7,554	43,898	33,370
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Gain on Sale of West Coast Assets	—	—	(12,736)	—
Loss from Discontinuance of Crude Oil Cash Flow Hedges	—	—	44,632	—
Transaction and Severance Costs related to West Coast Asset Sale	—	—	9,693	—
Adjusted EBITDA	$166,238	$120,588	$656,310	$464,529

Pipeline and Storage Segment
Reported GAAP Earnings	$25,320	$21,482	$102,557	$92,542
Depreciation, Depletion and Amortization	17,283	15,626	67,701	62,431
Other (Income) Deductions	(2,257)	(2,305)	(6,889)	(5,840)
Interest Expense	10,929	9,623	42,492	40,976
Income Taxes	8,544	4,705	35,043	28,812
Adjusted EBITDA	$59,819	$49,131	$240,904	$218,921

Gathering Segment
Reported GAAP Earnings	$31,224	$18,597	$101,111	$80,274
Depreciation, Depletion and Amortization	8,656	8,219	33,998	32,350
Other (Income) Deductions	(61)	62	26	12
Interest Expense	4,105	4,093	16,488	17,493
Income Taxes	(589)	6,887	24,949	28,876
Adjusted EBITDA	$43,335	$37,858	$176,572	$159,005

Utility Segment
Reported GAAP Earnings	$(10,852)	$(5,587)	$68,948	$54,335
Depreciation, Depletion and Amortization	15,167	14,646	59,760	57,457
Other (Income) Deductions	63	1,252	(7,117)	23,785
Interest Expense	7,000	5,337	24,115	21,795
Income Taxes	(5,108)	(4,555)	17,165	14,007
Adjusted EBITDA	$6,270	$11,093	$162,871	$171,379

Corporate and All Other
Reported GAAP Earnings	$(3,626)	$(3,233)	$(12,659)	$34,580
Depreciation, Depletion and Amortization	45	45	183	573
Other (Income) Deductions	3,789	897	12,279	(3,656)
Interest Expense	(3,012)	(564)	(6,139)	(3,569)
Income Taxes	(953)	129	(4,426)	9,617
Gain on Sale of Timber Properties	—	—	—	(51,066)
Adjusted EBITDA	$(3,757)	$(2,726)	$(10,762)	$(13,521)

Management defines free cash flow as funds from operations (net cash provided by operating activities less changes in working capital) less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.